Exhibit 23.4

LETTER OF CONSENT

To:	United States Securities and Exchange Commission

Re:	Encana Corporation (“Encana”)

Registration Statement on Form S-3

We hereby consent to the use and reference to our name and reports and the inclusion and incorporation by reference of information derived from our reports auditing a portion of Encana’s petroleum and natural gas reserves as of December 31, 2016, in the Registration Statement on Form S-3.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ B. R. Hamm
B. R. Hamm, P. Eng. Executive Vice President

Calgary, Alberta

March 2, 2017

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com